Exhibit 99.1

Salesforce.com Appoints Craig Conway to Board Of Directors

SAN FRANCISCO, Oct. 6 /PRNewswire-FirstCall/ — Salesforce.com (NYSE: CRM), the market and technology leader in on-demand customer relationship management, today announced the appointment of Craig Conway to the Company’s Board of Directors, effective immediately. Mr. Conway has been added to the class of directors whose term will expire at the 2008 Annual Meeting.

“We are delighted that Craig is joining the board,” said Marc Benioff, chairman and CEO of salesforce.com. “Craig is a seasoned executive who brings a wealth of industry and business knowledge that will benefit salesforce.com as we continue to redefine the CRM marketplace with the industry’s only complete on-demand platform. Craig’s strong operational credentials will be valuable a contribution to our company and we look forward to his guidance and counsel.”

The salesforce.com board voted to add Mr. Conway to the board, bringing board membership to seven members, and bringing the number of independent directors on the board to six.

About Craig Conway

Mr. Craig Conway has been recognized as one of the Top 25 Managers by BusinessWeek magazine, Ten Most Influential People in High Technology by Computer Business Review, and Fifty Most Powerful People in Networking by NetworkWorld magazine.

As President and Chief Executive Officer, Mr. Conway has led several technology companies to success including most recently PeopleSoft. Under his leadership PeopleSoft became the second largest provider of enterprise business software with more than 12,000 customers in 150 countries. Fortune magazine named PeopleSoft the Second Most Admired Company in America in 2002.

Previously, Mr. Conway has served as President and CEO of TGV Software and One Touch Systems. He has also held executive management positions at a variety of leading technology companies including Executive Vice President at Oracle Corporation. Mr. Conway is a graduate of the State University of New York at Brockport where he received degrees in mathematics and computer science. He has been married for 25 years and has two children.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand customer relationship management (CRM). The company’s Salesforce family of on-demand applications enables customers to manage and share all of their sales, support, marketing and partner information on demand. Appforce, salesforce.com’s on-demand platform, allows customers to customize and integrate the Salesforce family to meet their unique business needs, and build whole new powerful applications quickly and easily. Appforce applications are available via AppExchange, salesforce.com’s on-demand application sharing service. Customers can also take advantage of salesforce.com’s world-class training, support, consulting and best practices offerings.

As of July 31, 2005, salesforce.com manages customer information for approximately 16,900 customers and approximately 308,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Automatic Data Processing (ADP), Avis/Budget Rent A Car (Cendant Rental Car Group), Dow Jones Newswires, Nokia, Polycom and SunTrust. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com services should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

Salesforce.com is a registered trademark of, and Appforce and AppExchange are trademarks of, salesforce.com, Inc., San Francisco, California. Other names used may be trademarks of their respective owners.

SOURCE salesforce.com

10/06/2005

CONTACT: Bruce Francis, Vice President, Corporate Communications, of salesforce.com, +1-415-536 6972

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Web site: http://www.salesforce.com

(CRM)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding salesforce.com’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.